6 • • • • • • • • •

Reconciliations 13

Reconciliations 14 Notes: a) Represents expenses recorded related to legal, accounting and other professional fees incurred in connection with business or asset acquisitions and dispositions. b) Includes derivative fair value adjustments, foreign currency transaction (gains) losses, the proportionate share of interest, income taxes, depreciation and amortization related to the South American Joint Venture, which is accounted for under the equity method of accounting and executive retirement expense (benefit). (Amounts in thousands) 2024 2023 2024 2023 Segment adjusted gross profit Pipe $ 113,318 $ 111,540 $ 515,444 $ 532,551 Infiltrator 65,358 40,011 281,677 233,580 International 11,198 10,225 62,578 61,681 Allied Products & Other 91,192 82,827 391,766 376,299 Intersegment Eliminations (126) 595 (4,557) 924 Total Segment Adjusted Gross Profit 280,940 245,198 1,246,908 1,205,035 Depreciation and amortization 27,742 22,373 96,251 84,048 Stock-based compensation expense 1,235 404 4,708 2,579 Total Gross Profit $ 251,963 $ 222,421 $ 1,145,949 $ 1,118,408 (Amounts in thousands) 2024 2023 2024 2023 Net income $ 95,479 $ 86,312 $ 513,291 $ 511,353 Depreciation and amortization 42,889 37,803 154,903 145,149 Interest expense 22,878 20,848 88,862 70,182 Income tax expense 26,333 21,948 158,998 150,589 EBITDA 187,579 166,911 916,054 877,273 Loss (gain) on disposal of assets and costs from exit and disposal activities 2,304 4,544 (8,365) 4,397 Stock-based compensation expense 8,350 1,747 31,986 21,659 Transaction costs (a) 390 486 3,444 3,903 Interest income (6,906) (3,840) (22,047) (9,782) Other adjustments (b) (539) 2,132 1,875 6,512 Adjusted EBITDA $ 191,178 $ 171,980 $ 922,947 $ 903,962 Three Months Ended March 31, Fiscal Year Ended March 31, Three Months Ended March 31, Fiscal Year Ended March 31,